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                                                                     Exhibit 4.2



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                             STOCKHOLDERS' AGREEMENT


                                  BY AND AMONG


                    GENERAL NUTRITION CENTERS HOLDING COMPANY


                                       AND


                                ITS STOCKHOLDERS











                          DATED AS OF DECEMBER 5, 2003




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                    GENERAL NUTRITION CENTERS HOLDING COMPANY


                             STOCKHOLDERS' AGREEMENT



                  THIS STOCKHOLDERS' AGREEMENT (this "Agreement") dated as of December 5, 2003, by and among General Nutrition Centers Holding Company, a Delaware corporation (the "Company"), GNC Investors, LLC, a Delaware limited liability company ("GNC LLC"), Apollo Investment Fund V, L.P., a Delaware limited partnership ("Apollo LP") and each of the other persons (as defined in Section 1 and whose names are listed on the Schedule of Stockholders maintained by the Secretary of the Company) other than GNC LLC and Apollo (the "Co-Investor Stockholders"). Each of the parties to this Agreement (other than the Company) and any other person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder." All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in Section 1 hereto.

                                R E C I T A L S:

         WHEREAS, prior to the execution of this Agreement, General Nutrition Centers, Inc. (f/k/a Apollo GNC Holding, Inc.), a wholly-owned subsidiary of the Company ("Centers") and others entered into a Purchase Agreement, dated as of October 16, 2003, relating to the acquisition by Centers of the business of General Nutrition Companies, Inc.

         WHEREAS, in connection with the closing under the Purchase Agreement, the Company and the Management Co-Investors have executed and delivered stock subscription agreements, each dated as of December 5, 2003 (the "Subscription Agreements"), pursuant to which, among other things, the Company has agreed to issue to the Management Co-Investors, and the Management Co-Investors have agreed to acquire from and/or have been granted by the Company an aggregate of 823,333 shares of Common Stock (as defined below), each allocated as set forth on Appendix A hereto;

         WHEREAS, in connection with the closing under the Purchase Agreement, the Company and GNC LLC have entered into a Stock Subscription Agreement (the "GNC LLC Subscription Agreement") pursuant to which the Company has agreed to issue to GNC LLC, and GNC LLC has agreed to acquire from the Company, 28,743,333 shares of Common Stock and 100,000 shares of Preferred Stock, in the aggregate; and

         WHEREAS, the Company and the Stockholders desire to enter into this Agreement setting forth the rights and obligations with respect to all shares of Common Stock and Preferred Stock owned and hereafter acquired by them.



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




         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" of a person shall mean any person, controlling, controlled by, or under common control with such person.

                  "Apollo" means Apollo LP and each of its Affiliates that own shares of Common Stock or Preferred Stock, which Affiliates shall include GNC LLC only (i) if Apollo Management V, L.P. or one of its Affiliates is the manager of GNC LLC and (ii) prior to the occurrence of the events described in
Section 10.3 hereof.

                  "Apollo Minimum" means at least 2,100,000 shares of Common Stock.

                  "Apollo Shares" means shares of Common Stock, directly or beneficially owned by Apollo or any Permitted Transferee that is an Affiliate of Apollo LP, whether owned on the date hereof or hereafter acquired.

                  "Apollo Transfer Minimum" means at least 4,200,000 shares of Common Stock.

                  "Certificate of Designation" shall mean the Certificate of Designation, Preferences and Relative, Participation, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of the Company's 12% Series A Cumulative Senior Redeemable Exchangeable Preferred Stock.

                  "Co-Investor Stockholders" shall mean the Management Co-Investors and the Institutional Co-Investors.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the shares of Common Stock, par value $.01 per share, of the Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Governmental Authority" shall mean any government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

                  "Institutional Co-Investor" shall mean the Members (as such term is defined therein) of GNC LLC, other than Apollo LP and its Affiliates.




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                  "LLC Agreement" means the Limited Liability Company Agreement of GNC LLC, as such may be amended, modified or supplemented and in effect from time to time.

                  "Management Co-Investor" shall mean the persons named in Appendix A, including any person that is added to Appendix A after the date hereof pursuant to the terms of this Agreement in all cases (other than Apollo, any Affiliate of Apollo, any holder of Apollo Shares and any Institutional Co-Investor).

                  "New Securities" shall have the meaning set forth in
Section 3.

                  "New Securities Notice" shall have the meaning set forth in
Section 3.

                  "Non-Apollo Members" shall mean the members of GNC LLC that are not Apollo LP or an affiliate of Apollo LP. For the avoidance of doubt, any limited partner of Apollo LP that is a member of GNC LLC shall not constitute "an affiliate of Apollo LP" for purposes of this definition.

                  "Notice of Election" shall have the meaning set forth in
Section 3.

                  "Permitted Transfer" shall have the meaning set forth in
Section 4.4.

                  "Permitted Transferee" shall mean any stockholders, partners or members of any Apollo entity and any Affiliate of any Apollo entity.

                  "person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preemptive Rights Offer" shall have the meaning set forth in
Section 3.

                  "Preemptive Rights Offeree" shall have the meaning set forth in Section 3.

                  "Preferred Stock" shall mean the Company's Series A preferred stock that is issued and sold on or about the date of this Agreement, as such may be amended, modified or supplemented from time to time.

                  "Qualified IPO" shall mean a sale by the Company of shares of Common Stock in an underwritten (firm commitment) public offering registered under the Securities Act, with gross proceeds to the Company of not less than $100 million, resulting in the listing of the Common Stock on a nationally recognized stock exchange, including, without limitation, the Nasdaq National Market System.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



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                  "Stockholders" shall mean each person, other than the Company, who has executed this Agreement and each person who is required to become a party to this Agreement in the future in accordance with the terms hereof.

                  "Transfer" means a sale, assignment, encumbrance, gift, pledge, hypothecation or other disposition of Common Stock or any interest therein.

        2. VOTING. For so long as Apollo owns the Apollo Minimum, each Stockholder hereby irrevocably appoints Apollo LP (with full power of substitution), upon the execution and delivery of this Agreement, as such Stockholder's proxy and attorney-in-fact (in such capacity, a "Proxy Holder") to vote and give or withhold consent, with respect to all shares of Common Stock and Preferred Stock (as applicable) held by such Stockholder at any time, for all matters subject to the vote of such Stockholder from time to time in such manner as such Proxy Holder shall determine in its sole and absolute discretion, whether at any meeting (whether annual or special and whether or not an adjourned meeting) of the Company or by written consent or otherwise, giving and granting to the Proxy Holder all powers such Stockholder would possess if personally present and hereby ratifying and confirming all that said Proxy Holder shall lawfully do or cause to be done by virtue hereof. The Proxy Holder shall not have any liability to any Stockholder as a result of any action taken or failure to take action pursuant to the foregoing proxy except for any action or failure to take action not taken or omitted in good faith or which involves intentional misconduct or a knowing violation of applicable law. Each Stockholder represents that any proxies given by such Stockholder prior to becoming a party to this Agreement are not irrevocable; any such proxies are hereby revoked. Each Stockholder hereby affirms that this irrevocable proxy is given in consideration for the mutual agreements contained in this Agreement and that this irrevocable proxy is coupled with an interest and may, under no circumstances, be revoked. The Company hereby acknowledges receipt of and the validity of the foregoing irrevocable proxy, and agrees to recognize the Proxy Holder as the sole attorney and proxy for each such Stockholder at all times prior to the termination date of such irrevocable proxy as hereinafter provided in this Section 2. Each such Stockholder intends that this irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212 of the Delaware General Corporation Law. The proxy provided by this
Section 2 shall terminate and be deemed revoked on the date that Apollo no longer owns the Apollo Minimum or, if earlier, as to any shares owned by a Co-Investor Stockholder that are (a) Transferred without restriction pursuant to Rule 144 promulgated under the Securities Act, (b) are sold pursuant to a registration statement filed with the Commission or (c) are Transferred in accordance with Section 5 or 6 hereof.

        3. PREEMPTIVE RIGHTS. In the event that the Company proposes to issue or sell any New Securities (as defined below) to Apollo LP or any of its Affiliates (other than GNC LLC), it shall, no later than ten (10) days prior to the consummation of such transaction, give notice in writing (the "New Securities Notice") to each Institutional Co-Investor (each, a "Preemptive Rights Offeree") of such proposed issuance of New Securities. The New Securities Notice shall describe the proposed issuance of New Securities (including the amount and price of such New Securities), identify the proposed



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purchaser(s), and contain an offer (the "Preemptive Rights Offer") to sell to each Preemptive Rights Offeree, at the same price and for the same consideration to be paid by the proposed purchaser(s), all or part of such Preemptive Rights Offeree's pro rata portion of the New Securities. Following receipt of such notice, each Preemptive Rights Offeree shall have ten (10) days during which it may elect to purchase a pro rata portion of the New Securities determined by dividing the number of shares of Common Stock held by such Preemptive Rights Offeree by the aggregate number of shares of Common Stock of the Company outstanding immediately prior to the proposed issuance of New Securities, calculated on a fully diluted, as converted basis. Such election shall be made by delivering written notice to the Company of such election (the "Notice of Election") specifying the number of shares of Common Stock that it elects to purchase in an amount up to, but not exceeding, its pro rata portion. A Preemptive Rights Offeree who fails to give such Notice of Election shall have no further pre-emptive rights to which the New Securities Notice is related. If the Company does not effectuate such sale described in the New Securities Notice within ninety (90) days after the expiration of such ten (10) day period, it shall be required to again comply with this Section 3 prior to effectuating any such sale. For purposes of this Section 3, "New Securities" shall mean any shares of capital stock of the Company and all securities that are convertible into capital stock; provided, however, that New Securities shall not include shares of capital stock or convertible securities: (i) issued upon the exercise of any convertible securities; (ii) issued in connection with payment-in-kind interest; (iii) issued in connection with dividends payable in kind, if and when declared; (iv) issued in connection with a stock split or recapitalization; (v) granted or issued pursuant to the exercise of options or other stock-based incentive awards granted to consultants, advisors, employees, officers or directors pursuant to plans approved by the Board of Directors; (vi) issued pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination; (vii) issued pursuant to a registration statement filed under the Securities Act; or (viii) issued in connection with borrowing or the issuance of debt securities.

        4.       TRANSFERABILITY.

                 4.1      Restrictions on Transferability.

                         (a)   No Co-Investor Stockholder shall, directly or
indirectly, Transfer any shares of Common Stock or Preferred Stock owned by such Co-Investor Stockholder, or any interest therein, unless such transfer or disposition is made upon compliance with the provisions of the Securities Act and in accordance with the applicable provisions of Sections 4, 5 and 6 hereof; provided, however, that following the consummation of an initial public offering that is not a Qualified IPO, unless and until Apollo waives proviso (ii) of
Section 6(c) hereof, each of the Co-Investor Stockholders shall be permitted to make, subject to Section 4.1(c) below, Transfers of Common Stock permitted pursuant to Rule 144 promulgated under the Securities Act. Any attempted Transfer by a Co-Investor Stockholder other than in accordance with the terms hereof is void ab initio and transfers no right, title or interest in or to such shares to the purported transferee, buyer, donee, assignee or encumbrance holder. The restrictions set forth in this Section 4.1(a) shall terminate as such restrictions relate to the Common Stock after the consummation of a Qualified IPO.


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
                         (b)   Each of the Co-Investor Stockholders agrees that
it will not, directly or indirectly, Transfer any shares of Common Stock or Preferred Stock without Apollo's prior written consent (except for Transfers permitted under Section 4.4) which consent shall be in Apollo's sole and absolute discretion. The restrictions set forth in this Section 4.1(b) shall terminate as such restrictions relate to the Common Stock after the consummation of a Qualified IPO.

                         (c)   Notwithstanding anything to the contrary in this
Agreement, and provided that Apollo owns the Apollo Transfer Minimum, no Management Co-Investor shall Transfer, directly or indirectly, in any 12-month period following the consummation of a Qualified IPO (or if Transfers under Rule 144 are permitted pursuant to the proviso of Section 4.1(a) hereof, following an initial public offering that is not a Qualified IPO), a number of shares of Common Stock that exceeds the number of Shares of Common Stock next to such Management Co-Investor's name on Schedule 4.1(c) (as such schedule is maintained by the Secretary of the Company) multiplied by the applicable percentage in the table below, without Apollo's prior written consent, which consent shall be in Apollo's sole and absolute discretion:

12-Month Period After Consummation of Qualified IPO           Percentage
---------------------------------------------------           ----------
          First 12 months                                         25%
          Second 12 months                                        35%
          Third 12 months                                         40%

                  In the event that a Management Co-Investor does not sell the percentage specified above during the relevant year, any portion of such percentage that is not transferred in such relevant year shall roll forward to subsequent years.

        4.2 Restrictive Legend. Each certificate representing any portion of the Common Stock or Preferred Stock that is held by a party hereto shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION.

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER 5, 2003, AS IT MAY BE AMENDED FROM TIME TO TIME (THE "AGREEMENT"), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES,
         (II) CERTAIN TAG-ALONG RIGHTS AND



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         DRAG-ALONG RIGHTS APPLICABLE TO SUCH SECURITIES, (III) CERTAIN
         RESTRICTIONS ON VOTING AND THE GRANT OF AN IRREVOCABLE PROXY AND (IV) CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IN VIOLATION OF THE AGREEMENT IS NULL AND VOID."

            4.3 Notice of Proposed Transfers; Securities Law Compliance. Prior to any proposed Transfer of any shares of Common Stock or Preferred Stock by a Co-Investor Stockholder that has been approved or permitted pursuant to Sections 4.1(a), 4.1(b) or 4.1(c), as applicable, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Co-Investor Stockholder intending to Transfer such Common Stock or Preferred Stock (the "Transferor Stockholder") shall give written notice to the Company of such Transferor Stockholder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied, unless Apollo or the Board of Directors of the Company otherwise approves, by either (i) a written opinion of legal counsel (which may be internal counsel), who shall be reasonably satisfactory to the Company, addressed to the Company, and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act, (ii) a "no action" letter from the staff of the Commission to the effect that the Transfer of such Common Stock or Preferred Stock without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Common Stock or Preferred Stock shall be entitled to Transfer such Common Stock or Preferred Stock in accordance with the terms of the notice delivered by the holder to the Company. Notwithstanding the foregoing, any proposed Transfer shall be null and void unless the proposed transferee becomes a party to this Agreement (as either a Management Co-Investor or Institutional Co-Investor, in the same capacity as the transferor) by executing a signature page hereto and agrees to become legally bound hereby.

            4.4 Permitted Transfers. Subject to compliance with the applicable provisions of the Securities Act and Section 4.3 of this Agreement, the following Transfers may be made by Co-Investor Stockholders without complying with Sections 4.1(a), 4.1(b) or 4.1(c), as applicable, subject to the transferee executing a signature page hereof and thereby becoming a party hereto (as either a Management Co-Investor or Institutional Co-Investor, in the same capacity as the transferor) and agreeing to become legally bound hereby: (i) Transfers upon death or incompetence of an individual Co-Investor Stockholder or to such Co-Investor Stockholder's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; (ii) Transfers by a Co-Investor Stockholder to the Company; (iii) Transfers contemplated by, and in conformity with, Sections 5 and 6 hereof; (iv) Transfers by a Co-Investor Stockholder by gift to his or her spouse or to the siblings, lineal descendants (including adopted children), or



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ancestors of such individual or his or her spouse or to a trustee of any trust of which such person or persons or such Co-Investor Stockholder is or are beneficiaries or any partnership or corporation wholly owned by such persons, if, in each case, the Transferor retains voting rights with respect to the portion of the shares of Common Stock or Preferred Stock, as applicable, being transferred or, if the Transferor does not retain voting rights, such Transfer is made with the prior written consent of Apollo, in its sole and absolute discretion; or (v) Transfers by an Institutional Co-Investor that is a partnership to its partners on a pro rata basis in accordance with the terms of the partnership agreement upon the dissolution of such partnership ((i), (ii), (iii), (iv) and (v) individually referred to herein as a "Permitted Transfer" and, collectively, as "Permitted Transfers").

        5.       DRAG-ALONG RIGHTS.

                    (a) The Rights. So long as Apollo owns the Apollo Minimum, if (i) Apollo proposes a transaction involving the Transfer of Common Stock representing at least a majority of the outstanding Common Stock of the Company or a transaction involving the Transfer of a majority of the assets of the Company (whether through a stock sale, a merger, a recapitalization, a consolidation transaction, a transaction involving the transfer of the majority of the assets of the Company or otherwise), or (ii) Apollo proposes to Transfer any or all of its Preferred Stock, in each case, to any person (a "Prospective Purchaser"), other than a transfer (A) to a Permitted Transferee, or (B) to the public by means of a public offering, then Apollo shall have the right (the "Drag-Along Right") to compel the remaining Stockholders (the "Drag-Along Stockholders") to sell (x) their shares of Common Stock, in the case of (i) above, or (y) their shares of Preferred Stock, in the case of (ii) above, in each case, to the Prospective Purchaser for a consideration per share and on terms and conditions no less favorable to the Drag-Along Stockholders than those Apollo is able to obtain (and in the case of a transfer of such shares or a transfer of assets of the Company, or other transaction requiring the vote of the Drag-Along Stockholders, this Drag-Along Right would entail the ability to require the Drag-Along Stockholders to vote their shares in favor of the transaction and to tender their shares for the transaction consideration) for its Common Stock or Preferred Stock, as applicable; provided, however, that any such transfer by a Drag-Along Stockholder does not violate applicable law. The number of shares subject to the Drag-Along Right shall be, as to each Drag-Along Stockholder, (x) a number of shares of Common Stock or Preferred Stock, as the case may be, that represents the same percentage of all shares of Common Stock or Preferred Stock owned by that Drag-Along Stockholder as the number of shares of Common Stock or Preferred Stock proposed to be transferred by Apollo represents as a percentage of all shares of Common Stock or Preferred Stock, as applicable, owned by Apollo (the "Pro Rata Portion") or (y) in the case of a Transfer of 80% or more of the outstanding Common Stock, such greater amount as designated by Apollo, in its sole and absolute discretion. Apollo shall exercise the Drag-Along Right by giving written notice (the "Drag-Along Notice"), not less than 15 days prior to consummation of the transfer to the Prospective Purchaser, to the Company and the Drag-Along Stockholders stating: (i) that they propose to effect such a transaction; (ii) the name and address of the Prospective Purchaser; (iii) the proposed purchase price per share of Common Stock or Preferred



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Stock or for such assets; (iv) the Pro Rata Portion or, in the case of a
Transfer of 80% or more of the outstanding Common Stock, such greater amount as designated by Apollo; (v) that all the Drag-Along Stockholders shall be obligated to sell their shares upon terms and conditions (subject to applicable law) no less favorable to the Drag-Along Stockholders than those Apollo is able to obtain for its shares, including entering into agreements with other persons on terms substantially identical to or more favorable to the Drag-Along Stockholders than those applicable to Apollo and obtaining any required consents; and (vi) in the case of a transfer, whether through a stock sale, a merger, a recapitalization, a consolidation transaction, a transaction involving the transfer of the majority of the assets of the Company or otherwise, of such shares or of such assets in a transaction requiring the vote of or tenders by the Drag-Along Stockholders, that all the Drag-Along Stockholders shall be obligated to vote in favor of such transaction and tender their shares for the transaction consideration. Each Drag-Along Stockholder affirms that its agreement to vote for the approval of the transaction with respect to the transfer of shares or assets to the Prospective Purchaser under this Section 5 is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect throughout the time that this Section 5 is in effect. It is understood that this voting agreement relates solely to the transaction with a Prospective Purchaser as described in this Section 5 and does not constitute the agreement to vote or consent as to any other matters.

                    (b) Procedure. Not later than 15 days following the date of receipt of the Drag-Along Notice, each of the Drag-Along Stockholders shall deliver to Apollo certificates representing the shares held by such Drag-Along Stockholder to be transferred, accompanied by duly executed stock powers. If any Drag-Along Stockholder fails to deliver such certificates to Apollo, the Company shall cause the books and records of the Company to show that the shares represented by such certificates of such Drag-Along Stockholder are bound by the provisions of this Section 5 and are transferable only to the Prospective Purchaser or an Affiliate of such Prospective Purchaser upon surrender for transfer by the holder thereof.

        6.       TAG-ALONG RIGHTS.

                    (a) The Rights. If (i) Apollo (the "Transferring Stockholder") proposes, in a single transaction or a series of related transactions, to Transfer any or all of the Apollo Shares, or (ii) Apollo proposes to Transfer any or all of its Preferred Stock, in each case, to a Prospective Purchaser, other than to a Permitted Transferee (a "Tag-Along Sale"), and the Drag-Along Right, if any, has not been exercised with respect to such Tag-Along Sale, then, prior to proceeding with such Tag-Along Sale, the Transferring Stockholder shall promptly deliver to each remaining Stockholder and the Company a written notice (the "Tag-Along Notice") stating that the Transferring Stockholder desires to enter into the Tag-Along Sale and setting forth the purchase price per share of Common Stock or Preferred Stock, as applicable, the number of shares desired to be sold by the Transferring Stockholder and the total number of shares of Common Stock or Preferred Stock, as applicable, then owned by the Transferring Stockholder and other material terms of the Tag-Along Sale, including whether the Prospective Purchaser will purchase all shares proffered. Each of the remaining


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Stockholders shall have the right (the "Tag-Along Right") to participate in any such sale of shares of Common Stock, in the case of (i) above, or Preferred Stock, in the case of (ii) above, by the Transferring Stockholder in accordance with the procedures set forth in Section 6(b) below; provided, that such participation shall be on terms and conditions no less favorable to such remaining Stockholders than those on which the Transferring Stockholder proposes to transfer its shares.

                    (b) Procedure. Within 15 days after receipt of the Tag-Along Notice (the "Tag-Along Option Period"), the remaining Stockholders may elect to exercise their Tag-Along Right and participate in the Tag-Along Sale. Any remaining Stockholder electing to participate in the Tag-Along Sale (a "Tag-Along Stockholder") shall give written notice thereof (the "Election Notice") to the Transferring Stockholder and the Company within the Tag-Along Option Period. If the Prospective Purchaser will purchase all shares proffered, then the Election Notice shall specify the number of shares that such Tag-Along Stockholder desires to sell to the Prospective Purchaser, which amount may be up to (or less than) the total number of shares owned by such Tag-Along Stockholder. If the Prospective Purchaser will not purchase all shares proffered, then the Election Notice shall specify the number of shares that such Tag-Along Stockholder desires to sell to the Prospective Purchaser, which amount may be up to (or less than) the total number of shares to be purchased by the Prospective Purchaser multiplied by a fraction, the numerator of which is the total number of shares being sold by the Transferring Stockholder and the denominator of which is the total number of shares owned by the Transferring Stockholder. If, at the end of the 15-day notice period, any remaining Stockholders do not exercise their Tag-Along Right in full (or at all), then the Transferring Stockholder shall give notice to the Tag-Along Stockholders who fully exercised their Tag-Along Rights of the number of such unexercised shares (the "Reallotment Shares"), and these Tag-Along Stockholders shall have 3 business days to notify the Transferring Stockholder of their election to sell all or a portion of the Reallotment Shares (and indicating the number of such shares desired to be sold). If the purchase of such unexercised shares is oversubscribed, the shares will be allocated to electing Stockholders on a pro rata basis in accordance with their relative ownership of Common Stock or Preferred Stock, as applicable. Each Tag-Along Stockholder shall deliver to the Transferring Stockholder, at the same time as and enclosed with its Election Notice, certificates representing such Tag-Along Stockholder's shares that are specified in the Election Notice to be transferred, accompanied by duly executed stock powers (the "Tag-Along Certificates"). The failure of any remaining Stockholder to submit an Election Notice or deliver its Tag-Along Certificates within the Tag-Along Option Period shall constitute an election by such remaining Stockholder not to participate in such Tag-Along Sale, provided, however, that such Tag-Along Sale is consummated within 120 days of the expiration of the Tag-Along Option Period. By delivering an Election Notice and its Tag-Along Certificates to the Transferring Stockholder within the Tag-Along Option Period, a Tag-Along Stockholder shall have the right and obligation to sell to the Prospective Purchaser that number of shares specified in the Election Notice; provided, however, that, to the extent the Prospective Purchaser is unwilling or unable to purchase all of the shares proposed to be sold by the Transferring Stockholder and the Tag-Along Stockholders, the number of shares to be sold by the Transferring Stockholder shall be ratably reduced so that each Tag-Along Stockholder may sell its proportionate share of


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


Common Stock or Preferred Stock, as applicable, calculated as provided above, and the number of shares to be sold by the Transferring Stockholder and each of the Tag-Along Stockholders equals the number of shares that the Prospective Purchaser is willing or able to purchase.

                    (c) The provisions of this Section 6 shall not pertain or apply to (i) any Transfer by Apollo to a Permitted Transferee, (ii) any Transfer pursuant to Rule 144 promulgated under the Securities Act or (iii) any Transfer pursuant to a registration statement filed with the Commission.

        7.       BOARD OF DIRECTORS.

                 7.1 Apollo Nominees. So long as Apollo owns the Apollo Minimum and subject to the terms of the Certificate of Designation, Apollo LP shall have the right to nominate, on Apollo's behalf, all of the members of the Company's Board of Directors (the "Apollo Nominees").

                 7.2 Election of Apollo Nominees. The Stockholders shall vote all of the shares of Common Stock owned or held of record by them at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board and in each written consent executed in lieu of such a meeting of stockholders, and each party hereto shall take all actions otherwise necessary to ensure (to the extent within the parties' collective control) the election to the Board of the Apollo Nominees.

                 7.3   Vacancies.

                       (a) Each Apollo Nominee will hold his or her office as a director of the Company for such term as is provided in the Certificate of Incorporation and Bylaws of the Company (the "Charter Documents") or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Charter Documents and applicable law. If any Apollo Nominee ceases to serve as a director of the Company for any reason during his or her term (a "Terminating Nominee"), a nominee for the vacancy resulting therefrom will be designated by Apollo LP.

                       (b) If Apollo LP fails at any time to nominate the maximum number of persons for election to the Board that Apollo LP is entitled to nominate pursuant to this Agreement, each directorship in respect of which Apollo LP so failed to make a nomination will remain vacant unless such vacancy results in there being fewer than the minimum number of directors required by law or the Charter Documents, in which case such vacancy or vacancies will be filled by a person or persons selected by a majority of the directors of the Company then in office.

                 7.4   Removal of Apollo Nominees.

                       (a) The Stockholders shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of Common Stock owned or held of record by them for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any director, if Apollo LP requests such director's removal in writing for any reason. Apollo LP shall have the right to designate a new nominee in the event any director shall be so removed under this Section 7.4(a) or shall vacate his directorship for any other reason.

                       (b) Subject to the foregoing, no Stockholder shall vote or cause to be voted any securities that such Stockholder has the power to vote (or in respect of which such Stockholder has the power to direct the vote) for the removal of any Apollo Nominee nominated by Apollo LP without the prior written consent of Apollo LP.

        8.       REGISTRATION RIGHTS.

                 8.1   Company Registration.

                       (a) Following a Qualified IPO, but not in connection with any initial public offering, if the Company shall determine to register its Common Stock either for its own account or for the account of another Stockholder, other than a registration relating solely to employee benefit plans or a registration relating solely to a Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock, the Company will:

                 (i)   promptly give to each Stockholder written notice thereof;
                       and

                 (ii) subject to Section 4.1(c) above, include in such registration, and in any underwriting involved therein, all of the Common Stock specified in a written request or requests made by any Stockholder within ten (10) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in
                       Section 8.2 below. Such written request may specify all or a part of a Stockholder's Common Stock.

                 8.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 8(a)(i). In such event the right of any Stockholder to registration pursuant to Section 8 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Common Stock in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 8, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Stockholder's Common Stock which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the following priority: first, among shares of Common Stock owned by Apollo (if any) and the Co-Investor Stockholders (and pro rata, if necessary, and subject to Section 4.1(c) hereof, among such Stockholders on the basis of all Common Stock then held by such holders), second, among shareholders with registration rights exercising a "demand registration," and third, among any other stockholders in proportion, as nearly as practicable, to the amounts of securities which they had requested to be included in such registration at the time of filing the registration statement; provided, however, that if the underwriter determines that marketing factors require the exclusion of particular Stockholder(s) from participating in such offering (i.e., the exclusion of members of management), the Company shall so advise such Stockholder(s) and such Stockholder's Common Stock shall be excluded from such registration. If any Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Common Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 8.3 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 8 (collectively, "Registration Expenses") shall be borne by the Company, and all underwriting discounts and selling commissions applicable to the sale of Common Stock and the fees and expenses of counsel for the selling Stockholders shall be borne by the Stockholders so registered pro rata on the basis of the number of their shares so registered.

                 8.4   Indemnification.

                       (a) The Company will indemnify and hold harmless each Stockholder, each of its officers, directors, partners and members and each person controlling such Stockholder, if Common Stock held by such Stockholder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof), whether joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation thereunder relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Stockholder, each of its officers, directors, partners and members and each person controlling such Stockholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Stockholder or underwriter and stated to be specifically for use therein.

                       (b) Each Stockholder will, if Common Stock is included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers and agents and each underwriter, if any, against all claims, losses, damages and liabilities (or actions in respect thereof), whether joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such directors, officers, agents, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Stockholder and stated to be specifically for use therein. In no event shall the liability of a Stockholder for indemnification under this Section 8 exceed the proceeds received by such Stockholder in the offering.

                       (c)   Each party entitled to indemnification under this
Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent the Indemnifying Party is materially prejudiced thereby, and provided further, however, that an indemnified party (together with all other indemnified parties) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                       (d)   If the indemnification provided for in this
Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                       (e)   Notwithstanding the foregoing provisions of this
Section 8, to the extent that any provision contained in the underwriting agreement entered into in connection with the underwritten public offering related to any such claim for indemnification or contribution are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                       (f) The obligations of the Company and the Stockholders under this Section 8 shall survive the completion of any offering of Common Stock pursuant to this Agreement, and otherwise.

                 8.5 Information by Stockholder. Each Stockholder holding securities included in any registration shall furnish to the Company such information regarding such Stockholder as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

        9. INFORMATION RIGHTS. Stockholders holding at least two and one-half percent (2 1/2%) of the issued and outstanding Common Stock shall each be provided with: (i) unaudited quarterly financial statements within forty-five
(45) days after the end of each fiscal quarter of the Company, and (ii) audited annual financial statements within ninety (90) days after the end of each fiscal year of the Company. Such right shall be subject to the Co-Investor Stockholders (and their advisors, if applicable) executing customary confidentiality agreements.

        10.      MISCELLANEOUS.

                 10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

                 10.2 Certain Adjustments. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term "Common Stock" shall include all such other securities; provided, however, that the provisions of Section 8 hereof shall only apply to common equity securities of the Company registered in a Qualified IPO. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination or otherwise, the provisions of this Agreement shall be appropriately adjusted.

                 10.3 Additional Parties. Upon the dissolution of GNC LLC and the distribution of any Common Stock or Preferred Stock to Members, each such Members holding Common Stock or Preferred Stock shall execute a signature page to this Agreement and become parties to and agree to be bound by this Agreement, as Apollo, in the case of Members (as defined in the LLC Agreement) who are Apollo and its Affiliates, or as Institutional Co-Investors, in the case of all other Members.

                 10.4 Enforcement. The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

                 10.5 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                 10.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

                 10.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger or facsimile transmission, addressed: (a) if to a party listed on Appendix A or a transferee of such party, at such party's address as set forth on Appendix A, or at such other address as such party or its transferee shall have furnished to the Company in writing, (b) if to Apollo, c/o Apollo Management V, L.P., 10250 Constellation Blvd., Suite 2900, Los Angeles, California 90067 Attention: Michael D. Weiner with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand

Avenue, Suite 3400, Los Angeles, California 90071, Attention: Jeffrey H. Cohen, or (c) if to the Company, at 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222,
Attention: General Counsel, with a copy to Apollo, or at such other address as the Company shall have furnished to Apollo and the parties listed on Appendix A in writing.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been received when delivered, if delivered by hand or by messenger (or overnight courier), 24 hours after confirmed receipt if sent by facsimile transmission or at the earlier of its receipt or on the fifth day after mailing, if mailed, as aforesaid.

                 10.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                 10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                 10.10 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 10.11  Amendments and Waivers.

                        (a) The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by the Company, Apollo and Co-Investor Stockholders holding a majority of the shares of Common Stock held by the Co-Investor Stockholders; provided, however, that any amendments or modifications to add additional Co-Investor Stockholders or amendments or modifications that do not adversely affect the rights of Co-Investor Stockholders shall not require the consent of the Co-Investor Stockholders.

                        (b) Notwithstanding anything to the contrary in this Agreement, any amendments or modifications to the provisions of Sections 5, 6 or 8 hereof or this Section 10.11(b) in a manner adverse to the Co-Investor Stockholders shall require the consent of a majority of the shares of Common Stock owned by the Management Co-Investors and the Non-Apollo Members, voting together as a single class. For the purposes of this Section 10.13(b) only, each of the Non-Apollo Members shall be entitled to vote their pro rata portion of the Common Stock held by GNC LLC, as determined by the aggregate amount of Common Stock held by GNC LLC multiplied by such Non-Apollo Member's percentage interest in GNC LLC.

                        (c) Notwithstanding anything to the contrary in this Agreement, in connection with any sale of Preferred Stock to persons other than Apollo, Apollo may amend this Agreement unilaterally to remove the Preferred Stock and all provisions relating thereto.

                 10.12 Jurisdiction. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of Delaware or in any Delaware state court and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

                 10.13 Further Assurances. The parties agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The parties also agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Agreement.

                 10.14 Termination. This Agreement shall terminate upon the earlier of: (i) the written agreement between the Company, Apollo and Co-Investor Stockholders holding a majority of the shares of Common Stock held by the Co-Investor Stockholders, and (ii) the consummation of a transaction pursuant to which Apollo was entitled to exercise a Drag-Along Right with respect to the Common Stock pursuant to Section 5 above; provided, however, that the provisions of Sections 3 and 9, and the provisions of Sections 5 and 6, as such provisions relate to the Common Stock, shall terminate after the consummation of a Qualified IPO.

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.


                                       GENERAL NUTRITION
                                       CENTERS HOLDING COMPANY



                                       By: /s/ James M. Sander
                                           -------------------------------------
                                           Name:   James M. Sander
                                           Title:  Senior Vice President, Chief
                                                   Legal Officer and Secretary




                                       GNC INVESTORS, LLC


                                       By: Apollo Management V, L.P.
                                           Its Manager


                                       By: AIF V Management, Inc.
                                           Its General Partner




                                       By: /s/ Andrew S. Jhawar
                                           -------------------------------------
                                           Name:   Andrew S. Jhawar
                                           Title:  Vice President

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Joseph Bresse
                                           -------------------------------------
                                           Name:   Joseph Bresse

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Betsy Burton
                                           -------------------------------------
                                           Name: Betsy Burton
                                                 BB Capital, Inc.

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Vince Cacace
                                           -------------------------------------
                                           Name: Vince Cacace

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Charles Chiaverini
                                           -------------------------------------
                                           Name: Charles Chiaverini

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Robert J. DiNicola
                                           -------------------------------------
                                           Name: Robert J. DiNicola

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Tom Dowd
                                           -------------------------------------
                                           Name: Tom Dowd

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Joseph M. Fortunato
                                           -------------------------------------
                                           Name: Joseph M. Fortunato

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ George Golleher
                                           -------------------------------------
                                           Name: George Golleher

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Darryl Green
                                           -------------------------------------
                                           Name: Darryl Green

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Ron Hallock
                                           -------------------------------------
                                           Name: Ron Hallock

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ David Heilman
                                           -------------------------------------
                                           Name: David Heilman

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Gilles Houde
                                           -------------------------------------
                                           Name: Gilles Houde

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Lee Karayusuf
                                           -------------------------------------
                                           Name: Lee Karayusuf

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Curtis J. Larrimer
                                           -------------------------------------
                                           Name: Curtis J. Larrimer

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Louis Mancini
                                           -------------------------------------
                                           Name: Louis Mancini

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Edgardo Mercadante
                                           -------------------------------------
                                           Name: Edgardo Mercadante
                                                 MM Investments Associates
                                                 General Partner

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Steven C. Nelson
                                           -------------------------------------
                                           Name: Steven C. Nelson

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ James M. Sander
                                           -------------------------------------
                                           Name: James M. Sander

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Eileen Scott
                                           -------------------------------------
                                           Name: Eileen Scott

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Julie Shoptaugh
                                           -------------------------------------
                                           Name: Julie Shoptaugh

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Thomas R. Smith
                                           -------------------------------------
                                           Name: Thomas R. Smith

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ J.J. Sorrenti
                                           -------------------------------------
                                           Name: J.J. Sorrenti

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Reginald N. Steele
                                           -------------------------------------
                                           Name: Reginald N. Steele

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Susan Trimbo
                                           -------------------------------------
                                           Name: Susan Trimbo

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Michael Venditti
                                           -------------------------------------
                                           Name: Michael Venditti

     The foregoing Stockholders' Agreement is hereby executed as of the date first above written.



                                       Co-Investor Stockholders:



                                       By: /s/ Joe Weiss
                                           -------------------------------------
                                           Name: Joe Weiss